Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Albany International Corp.:

We consent to the incorporation by reference in the registration statements (Nos. 333-218122, 333-218121, 333-195269, 333-190774, 333-140995, 333-76078, 333-90069, 033-60767) on Form S-8 of Albany International Corp. and subsidiaries (Albany International Corp.) of our reports dated February 28, 2018, with respect to the consolidated balance sheets of Albany International Corp. as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income/(loss), and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and the financial statement schedule (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10-K of Albany International Corp.

/s/ KPMG LLP

Albany, New York
February 28, 2018